AGREEMENT FOR ADMINISTRATIVE SERVICES


        THIS AGREEMENT FOR ADMINISTRATIVE SERVICES ("Agreement") is made as of the 1st day of January, 1998, by and between TRINITY PETROLEUM MANAGEMENT, LLC, a Colorado limited liability company, 1801 Broadway, Suite 600, Denver, CO 80202 ("Trinity"), and COLORADO WYOMING RESERVE COMPANY, a Wyoming corporation, 751 Horizon Court, Suite 205, Grand Junction, Colorado 81506("CWYR").

                                    RECITALS

        CWYR desires to retain the services of Trinity to manage certain oil and gas properties, and Trinity desires to provide the services under the terms hereinafter set forth.

        NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties agree as follows:


                                   ARTICLE I.

                              RETENTION OF SERVICES

        1.1 SERVICES RETAINED. CWYR agrees to retain Trinity to perform certain functions relating to the management of oil and gas properties located in the United States (the "Properties"). Said functions include accounting services (such as rental and royalty payments, disbursement of revenues to co-owners of oil and gas leases, and the preparation of monthly financial statements), computer support, contract and lease administration, and day-to-day operations.


                                   ARTICLE II.

                                DUTIES OF TRINITY

        2.1 PERFORMANCE OF SERVICES. Trinity shall undertake to perform the services described in Article I, above, on behalf of CWYR. In performing the services set forth in this Agreement, Trinity shall be subject to the supervision and control of CWYR's officers and its Board of Directors. In no event shall Trinity incur any obligation or enter into any transaction on behalf of CWYR without the prior approval of an officer or the Board of Directors of CWYR. All work shall be performed in accordance with applicable laws and industry standards of diligence and care.

        2.2 INDEPENDENT CONTRACTOR. Trinity is and shall be an independent contractor in the performance of this Agreement and is solely responsible for all of it's employees, including labor costs and expenses arising in connection with them. Trinity shall have no responsibility for any expense or obligation of CWYR under this Agreement.

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                                  ARTICLE III.

                                      TERM

        3.1 TERM. The term of this Agreement shall be for a period of one year commencing on the date hereof, and shall continue thereafter on a month-to-month basis, terminable upon 60 days prior written notice by either party .


                                   ARTICLE IV.

                                  COMPENSATION

        4.1 COMPENSATION FOR SERVICES.

               A) CWYR shall pay to Trinity a fee of $3,000.00 per month, payable on the first day of each month.

               B) CWYR shall pay Trinity for the actual hours billed by Trinity personnel while providing services to, or on behalf of, CWYR, according to the hourly rates for Trinity personnel as set forth across from their respective names on Exhibit A attached hereto.

        4.2 THIRD-PARTY EXPENSES. The compensation described in Section 4.1, above, does not include third-party expenses of CWYR that are paid by Trinity which may include, without limitation, annual audit fees and expenses, annual independent reservoir engineering fees and expenses, annual tax preparation fees and expenses, legal fees, insurance and bonding expenses and other miscellaneous expenses. Trinity shall obtain CWYR's approval prior to incurring and paying such expenses on behalf of CWYR.


                                   ARTICLE V.

                                    INDEMNITY

        5.1 INDEMNITY.

               A) CWYR hereby agrees to indemnify and hold harmless Trinity, its directors, officers, employees, agents, consultants and representatives, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, costs and expenses (including without limitation attorneys fees and costs of litigation) which (1) are related to or arise out of (a) actions taken or omitted to be taken by CWYR; or (b) actions taken or omitted by an indemnified person pursuant to this Agreement; or (2) are otherwise related to or arise out of Trinity's activities on behalf of CWYR under this Agreement, and CWYR will reimburse Trinity and any other person indemnified hereunder for all expenses

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(including attorney's fees and costs of litigation) as they are incurred by
Trinity or such other indemnified persons in connection with investigating, preparing or defending any such action or claim, in connection with pending or threatened litigation in which Trinity or any other indemnified person is or may be a party; provided however, CWYR shall not be responsible for any losses, claims, damages, liabilities, costs or expenses pursuant to this Paragraph 5.1
(A) which are finally and judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Trinity or its directors, officers, employees, agents, consultants and representatives.

               B) Trinity hereby agrees to indemnify and hold harmless CWYR, its directors, officers, employees, agents and representatives, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, costs and expenses (including without limitation attorney's fees and costs of litigation) which (1) are related to compensation or any other claim of Trinity employees, contractors or consultants retained to perform the services hereunder; or (2) are finally and judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Trinity or its directors, officers, employees, agents, consultants and representatives.


                                   ARTICLE VI.

                                  MISCELLANEOUS

        6.1 ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties with respect to the transactions contemplated hereby and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties.

        6.2 COMPLIANCE WITH LAW. Trinity shall obtain such authorizations, licenses, permits and other governmental or regulatory agency approvals as are required for the performance of this Agreement by Trinity, and CWYR shall incur no liability arising from Trinity's possession, or lack of possession, of such requisite governmental authorizations and approvals, except that CWYR shall reimburse Trinity for applicable third-party expenses as described in Section
4.2 herein.

        6.3 DOCUMENTS AND OTHER PROPERTY. Upon termination of this Agreement as set forth herein, Trinity will deliver to CWYR all documents, data, and property of any nature pertaining to the performance of the services hereunder and will not, without the prior written consent of CWYR, retain any documents, data or property of any description belonging to CWYR or any reproduction or any description containing or pertaining to any proprietary information.

        6.4 ASSIGNMENT. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

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        6.5 BINDING AGREEMENT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by CWYR and Trinity and their respective successors and permitted assigns.

        6.6 NOTICES. Unless otherwise amended in writing, all notices required or permitted hereunder shall be in writing and shall be deemed to have been given when deposited in the United States mail, postage prepaid and addressed as follows:

        If to Trinity:                      Trinity Petroleum Management LLC
                                            1801 Broadway, Suite 600
                                            Denver, CO  80202
                                            Attn: Sallie S. Tippie

        If to CWYR:                         Colorado Wyoming Reserve Company
                                            751 Horizon Court, Suite 205
                                            Grand Junction CO 81506
                                            Attn: Kim M. Fuerst

        6.7 COLORADO LAW. This Agreement shall be governed by and construed in accordance with Colorado law.

        6.8 SEVERABILITY. The determination that any term or provision hereof is invalid or unenforceable shall not affect or invalidate the remaining terms and provisions of this Agreement.

        6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute but one Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            TRINITY PETROLEUM MANAGEMENT, LLC

                                              /s/ SALLIE S. TIPPIE
                                            -----------------------------------
                                            Sallie S. Tippie
                                            Vice President


                                            COLORADO WYOMING RESERVE COMPANY

                                             /s/ KIM M. FUERST
                                            -----------------------------------
                                            Kim M. Fuerst
                                            President